EXHIBIT 3(i)


                              SECOND RESTATED
                      CERTIFICATE OF INCORPORATION OF
                             UNITOG COMPANY

    We, the undersigned, in order to amend and restate the Certificate of Incorporation of Unitog Company pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby state as follows:

    The name and date under which the Corporation was incorporated was Unitog Company on the 28th day of March, 1969. A Restated Certificate of Incorporation was filed on May 1, 1984. The Second Restated Certificate of Incorporation was duly adopted at a meeting of the Board of Directors held March 16, 1989 and adopted by a majority of the stockholders at a meeting duly held on March 27, 1989, in accordance with the provisions of DEL CODE ANN section 242 and section 245.

    FIRST:   The name of the corporation is Unitog Company.

    SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The total number of shares of capital stock of all classes of stock which the Corporation shall have authority to issue is fifteen million one hundred fifty thousand (15,150,000) shares of stock, of which one hundred fifty thousand (150,000) shares shall be serial preferred stock, with a par value of one cent ($.01) per share, and fifteen million (15,000,000) shares shall be common stock, with a par value of one cent ($.01) per share.

    The designations, powers, preferences; the relative, participating, option or other rights; and the qualifications, limitations and restrictions of any series of the preferred stock shall be fixed by resolution or resolutions of the Board of Directors of the Corporation prior to the issuance of any shares thereof, as authorized or permitted by the General Corporation Law of Delaware.

    The privileges, powers, rights, qualifications, limitations, and restrictions of the common stock are as follows:

        (a) The holders of common stock shall receive, to the extent permitted by law and to the extent the Board of Directors of the Corporation shall determine, such dividends as may be declared from time to time by the Board of Directors, subject to any and all prior rights of the holders of then outstanding shares of the preferred stock, of any and all series, of the Corporation.

        (b) In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive the remaining assets of the Corporation available for distribution, to the extent the Board of Directors shall determine, subject to any and all prior rights of the holders of then outstanding shares of the preferred stock, of any and all series, of the Corporation.

        (c) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of common stock shall have one vote in respect of each share of stock held by him on all matters voted upon by the stockholders.

        (d) No holder of shares of common stock of the Corporation, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

    FIFTH:   Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.

    The total number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws, such number in no event to exceed twelve (12) persons.

    Commencing with the annual meeting of the stockholders in 1989, the Board of Directors shall be divided into three categories, Class A, Class B and Class C, with each category as nearly equal in number as possible. At such annual meeting of stockholders in 1989, directors of the first category (Class A) shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders; directors of the second category (Class B) shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of the third category (Class C) shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders and, in each case, until his successor is elected and qualified or until his earlier resignation or removal. At each annual meeting of stockholders of the Corporation after 1989, the successors to the category of directors whose term shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting after such election. There shall be no prerequisites or specific qualifications for election as a director of the Corporation. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the categories so as to make all categories as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the bylaws to fill a vacancy on the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the category for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal. Directors of the Corporation may be removed only for cause.

    A majority of the total number of directors of the Corporation shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors.

    SIXTH:   In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

        (a) To make, adopt, alter, amend or repeal the Bylaws of the Corporation;

        (b) To, in its sole discretion, call special meetings of the Stockholders of the Corporation;

        (c) To set apart out of any of the money or funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created;

        (d) When and as authorized by the stockholders' vote required under the provisions of the Ninth Article hereof, to sell, lease or exchange all or substantially all of the property or assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of (or both), any other corporation or corporations as the Board of Directors may deem expedient and for the best interests of the Corporation; and

        (e) To sell, issue or otherwise dispose of common stock or any other securities of the Corporation, including preferred stock, debentures, bonds, mortgages, notes, certificates, and any and all other securities whatsoever, for such consideration as the Board of Directors in its discretion shall determine; provided, however, that no shares of stock shall be sold for any consideration not in accordance with the laws of the State of Delaware; and further provided, however, that no shares of stock shall be issued in connection with the acquisition of another corporation, person, or other entity, which corporation, person or other entity, directly or indirectly, is the beneficial owner of five percent (5%) or more the then issued and outstanding stock of any class of stock of the Corporation, except if such issuance is authorized by the stockholders' vote required or otherwise permitted under the provisions of the Ninth Article hereof.

    The Corporation may in its bylaws confer powers additional to the foregoing upon the directors, in addition to the powers, authorities and duties expressly conferred upon them by law.

    SEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders hereby are granted subject to this reservation. Any amendment, alteration, change or repeal of any of the provisions of this Certificate of Incorporation shall require the approval or authorization of at least a majority of the directors constituting the whole Board of Directors. Additionally, any amendment, alteration, change or repeal of either the provisions regarding the authorization of the one hundred fifty thousand (150,000) shares of preferred stock and the rights and preferences of such preferred stock contained in the Fourth Article or of the Fifth, Sixth, Seventh, Eighth, Ninth or Tenth Articles hereof shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors voting as one class. Nor shall new provisions to this Certificate of Incorporation be adopted or existing provisions to this Certificate of Incorporation be amended, which in either instance are in conflict or are inconsistent with the aforesaid provisions and Articles, except upon such sixty-six and two-thirds percent (66 2/3%) stockholder vote.

        EIGHTH:   The bylaws of the Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of the whole Board of Directors of the Corporation; provided, however, that at any annual meeting, or at any special meeting called for that purpose, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors voting as one class, may also adopt, alter, amend or repeal any bylaw of the Corporation. Any adoption, alteration, amendment or repeal of the bylaws by the stockholders may from time to time thereafter be changed by the directors as aforesaid, unless the stockholders shall have provided otherwise in adopting, altering, amending or repealing the bylaws.

        NINTH: Except as set forth below, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all classes of stock of the Corporation entitled to vote in election of directors voting as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or substantially all of the assets of the Corporation, or (c) any sale or lease to the Corporation or any subsidiary thereof in exchange for voting securities of the Corporation amounting to more than 5% of the voting securities of the Corporation outstanding immediately prior to such exchange of any assets of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Ninth Article as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

    For the purposes of this Ninth Article, (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 1, 1989, and (y) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses
(i) and (ii) above, but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

    The Board of Directors shall have the power and duty to determine for the purposes of this Ninth Article, on the basis of information known to the Corporation, whether (A) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, (B) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, and (C) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Ninth Article.

    The provision of this Ninth Article shall not be applicable to (I) any sale or lease to the Corporation or any subsidiary thereof in exchange for voting securities of the Corporation amounting to more than 5% of the voting securities of the Corporation outstanding immediately prior to such exchange of any assets of, any corporation if a majority of the whole Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction, prior to the time that such other corporation shall have become a holder of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (II) any merger or consolidation of the Corporation with, or any sale or lease of all or substantially all of the assets of the Corporation to, any corporation of which a majority of the outstanding shares of all classes of its voting stock is owned of record or beneficially by the Corporation or its subsidiaries.

    TENTH:   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by Delaware General Corporation Law as it now exists or may hereafter be amended. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Delaware General Corporation Law (a) for beaches of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to
Section 174 of the Delaware General Corporation Law, or (d) for any transactions from which the director derived an improper personal benefit. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Corporation existing at the time of such repeal or modification.

    ELEVENTH:   The Corporation shall have the power to indemnify officers, directors, employees and agents to the extent permitted by the Bylaws, as amended from time to time.

    Dated this 27th day of March, 1989.

                                    UNITOG COMPANY



                              By:/s/ Randolph K. Rolf
                                 Randolph K. Rolf, President



(SEAL)

ATTEST:



/s/ Thomas W. Van Dyke
Thomas W. Van Dyke, Secretary

STATE OF MISSOURI     )
                      )  ss:
COUNTY OF JACKSON     )



    I, Marian Heyer, a Notary Public within and for the above County and State, do hereby certify that on the 27th day of March, 1989, personally appeared RANDOLPH K. ROLF, who, being by me first sworn, declared that he is the President of Unitog Company, a Delaware corporation, and acknowledged that he signed the foregoing document as President of the corporation and as the free act and deed of the corporation, and that the statements contained therein are true.




                                         /s/ Marian Heyer
                                             Notary Public


                                                 Marian Heyer
                                         Notary Public - State of Missouri
                                           Commissioned in Jackson County
                                       My Commission expires October 14, 1989


(SEAL)


My Appointment Expires:


October 14, 1989

                           CERTIFICATE OF AMENDMENT TO
                                 SECOND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                UNITOG COMPANY


    Unitog Company, a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

    FIRST:   That at a meeting of the Board of Directors of Unitog Company resolutions were duly adopted setting forth a proposed amendment of the Second Restated Certificate of Incorporation, declaring said amendment to be advisable and directing that the amendment be submitted to the Stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Second Restated Certificate of Incorporation of Unitog Company be amended by changing the Fifth Article thereof, so that, as amended, said Article shall be and read in its entirety as follows:

    FIFTH:   Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.

    The total number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws, such number in no event to exceed twelve (12) persons.

    Commencing with the annual meeting of the stockholders in 1989, the Board of Directors shall be divided into three categories, Class A, Class B and Class C, with each category as nearly equal in number as possible. At such annual meeting of stockholders in 1989, directors of the first category (Class A) shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders; directors of the second category (Class B) shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of the third category (Class C) shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders and, in each case, until his successor is elected and qualified or until his earlier resignation or removal. At each annual meeting of stockholders of the Corporation after 1989, the successors to the category of directors whose term shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting after such election. there shall be no prerequisites or specific qualifications for election as a director of the Corporation. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the categories so as to make all categories as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy on the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the category for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.
    Except as otherwise provided by law, any director, directors or the entire Board of Directors may be removed for cause by the holders of a majority of the outstanding shares of all classes of stock of the Corporation then entitled to vote at an election of directors voting as one class and may be removed without cause by the holders of two-thirds (2/3) of the outstanding shares of all classes of stock of the Corporation then entitled to vote at an election of directors voting as one class. The term "for cause" is hereby exclusively defined and limited to mean conviction of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal or adjudication by a court of competent jurisdiction of liability for negligence or misconduct in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation where such adjudication is no longer subject to direct appeal.

    A majority of the total number of directors of the Corporation shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors.

    SECOND:   That in lieu of a meeting and vote of the Stockholders, the
Stockholders have given Consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every Stockholder entitled to such notice.

    THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said UNITOG COMPANY has caused this Certificate to be signed by its President and attested by an Assistant Secretary, this 16th day of May, 1989.

                                    UNITOG COMPANY



                                By:  /s/ Randolph K. Rolf
                                     Randolph K. Rolf, President



ATTEST:



By:  /s/ Robert M. Barnes
     Robert M. Barnes,
     Assistant Secretary

                            STATE of DELAWARE
                      CERTIFICATE of AMENDMENT of the
                SECOND RESTATED CERTIFICATE of INCORPORATION
                                   of
                             UNITOG COMPANY

    FIRST:   That at a meeting of the Board of Directors of Unitog Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the provisions of present Article FOURTH of the Second Restated Certificate of Incorporation of the Company are amended by

        (i) deleting on the third line thereof "fifteen million one hundred fifty thousand (15,150,000)" and inserting in lieu thereof "thirty million one hundred fifty thousand (30,150,000)"; and

        (ii) deleting on the sixth line thereof "fifteen million (15,000,000)" and inserting in lieu thereof "thirty million (30,000,000)";

        thereby causing the first paragraph of Article FOURTH to read as follows:

        FOURTH: The total number of shares of capital stock of all classes of stock which the Corporation shall have authority to issue is thirty million one hundred fifty thousand (30,150,000) shares of stock, of which one hundred fifty thousand (150,000) shares shall be serial preferred stock, with a par value of one cent ($.01) per share, and thirty million (30,000,000) shares shall be common stock, with a par value of one cent ($.01) per share.

    SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

    IN WITNESS WHEREOF, said Unitog Company has caused this certificate to be signed by R. K. Rolf, an Authorized Officer, this 30th day of May, A.D. 1995.

                                   By:  /s/ Randolph K. Rolf
                                         Authorized Officer